Exhibit 99.1

IQVIA Reports Second-Quarter 2024 Results

•Revenue of $3,814 million
•GAAP Net Income of $363 million, Adjusted EBITDA of $887 million
•GAAP Diluted Earnings per Share of $1.97, Adjusted Diluted Earnings per Share of $2.64
•R&D Solutions quarterly bookings of $2.7 billion, representing a book-to-bill ratio of 1.27x
•R&D Solutions contracted backlog of $30.6 billion, up 7.7 percent reported and 8.1 percent at constant currency year-over-year
•Full-year 2024 guidance updated for revenue to be between $15,425 million and $15,525 million, Adjusted EBITDA between $3,705 million and $3,765 million, and Adjusted Diluted Earnings per Share between $11.10 and $11.30

RESEARCH TRIANGLE PARK, N.C. – (BUSINESS WIRE) – July 22, 2024 – IQVIA Holdings Inc. (“IQVIA”) (NYSE:IQV), a leading global provider of advanced analytics, technology solutions, and clinical research services to the life sciences industry, today reported financial results for the quarter ended June 30, 2024.

Second-Quarter 2024 Operating Results
Revenue for the second quarter of $3,814 million increased 2.3 percent on a reported basis and 3.5 percent at constant currency, compared to the second quarter of 2023. Technology & Analytics Solutions (TAS) revenue of $1,495 million increased 2.7 percent on a reported basis and 3.8 percent at constant currency. Research & Development Solutions (R&DS) revenue of $2,147 million increased 2.4 percent on a reported basis and 3.3 percent at constant currency. Excluding the impact of pass throughs, R&DS revenue grew 3.5 percent on a reported basis. Contract Sales & Medical Solutions (CSMS) revenue of $172 million decreased 2.3 percent on a reported basis and increased 2.8 percent at constant currency.

As of June 30, 2024, R&DS contracted backlog, including reimbursed expenses, was $30.6 billion, growing 7.7 percent year-over-year and 8.1 percent at constant currency. The company expects approximately $7.8 billion of this backlog to convert to revenue in the next twelve months. The second-quarter book-to-bill ratio was 1.27x. For the twelve months ended June 30, 2024, the book-to-bill ratio was 1.26x.

“IQVIA delivered second quarter results at the high-end of our guidance, driven mainly by better-than-expected TAS performance," stated Ari Bousbib, chairman and CEO of IQVIA. "The team is focused on strong operational execution. In the quarter, profit margin expanded, free cash flow was strong, and Adjusted Diluted EPS grew 8.6 percent. The R&DS segment continued to perform well and again delivered strong bookings, reflecting demand for IQVIA’s highly differentiated solutions. Forward-looking indicators, such as RFP flow and qualified pipeline, remain healthy. TAS performance in the quarter provides a smoother path to our full-year total company and segment targets."

Second-quarter GAAP Net Income was $363 million and GAAP Diluted Earnings per Share was $1.97. Adjusted Net Income was $487 million and Adjusted Diluted Earnings per Share was $2.64. Adjusted EBITDA was $887 million, up 2.7 percent year-over-year.

First-Half 2024 Operating Results
Revenue for the first six months of 2024 was $7,551 million, up 2.3 percent on a reported basis and 3.2 percent at constant currency, compared to the first six months of 2023. TAS revenue was $2,948 million, representing growth of 1.7 percent on a reported basis and 2.4 percent at constant currency. R&DS revenue was $4,242 million, up 2.9 percent on a reported basis and 3.6 percent at constant currency. CSMS revenue was $361 million, up 0.8 percent on a reported basis and 5.0 percent at constant currency.

GAAP Net Income was $651 million and GAAP Diluted Earnings per Share was $3.53. Adjusted Net Income was $955 million and Adjusted Diluted Earnings per Share was $5.18. Adjusted EBITDA was $1,749 million.

Financial Position
As of June 30, 2024, cash and cash equivalents were $1,545 million and debt was $13,258 million, resulting in net debt of $11,713 million. IQVIA’s Net Leverage Ratio was 3.25x trailing twelve-month Adjusted EBITDA. For the second quarter, Operating Cash Flow was $588 million and Free Cash Flow was $445 million.

Full-Year 2024 Guidance
The company updated its full-year 2024 guidance for revenue to be between $15,425 million and $15,525 million, Adjusted EBITDA between $3,705 million and $3,765 million, and Adjusted Diluted Earnings per Share between $11.10 and $11.30.

All financial guidance assumes foreign currency exchange rates as of July 18, 2024 remain in effect for the forecast period.

Webcast & Conference Call Details
IQVIA will host a conference call at 9:00 a.m. Eastern Time today to discuss its second-quarter 2024 results and its third-quarter and full-year 2024 guidance. To listen to the event and view the presentation slides via webcast, join from the IQVIA Investor Relations website at http://ir.iqvia.com. To participate in the conference call, interested parties must register in advance by clicking on this link. Following registration, participants will receive a confirmation email containing details on how to join the conference call, including the dial-in and a unique passcode and registrant ID. At the time of the live event, registered participants connect to the call using the information provided in the confirmation email and will be placed directly into the call.

About IQVIA
IQVIA (NYSE:IQV) is a leading global provider of advanced analytics, technology solutions, and clinical research services to the life sciences industry. IQVIA creates intelligent connections across all aspects of healthcare through its analytics, transformative technology, big data resources, extensive domain expertise and network of partners. IQVIA Connected Intelligence™ delivers actionable insights and powerful solutions with speed and agility — enabling customers to accelerate the clinical development and commercialization of innovative medical treatments that improve healthcare outcomes for patients. With approximately 88,000 employees, IQVIA conducts operations in more than 100 countries.

IQVIA is a global leader in protecting individual patient privacy. The company uses a wide variety of privacy-enhancing technologies and safeguards to protect individual privacy while generating and analyzing information on a scale that helps healthcare stakeholders identify disease patterns and correlate with the precise treatment path and therapy needed for better outcomes. IQVIA’s insights and execution capabilities help biotech, medical device and pharmaceutical companies, medical researchers, government agencies, payers and other healthcare stakeholders tap into a deeper understanding of diseases, human behaviors and scientific advances, in an effort to advance their path toward cures. To learn more, visit www.iqvia.com.

Cautionary Statements Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, our full-year 2024 guidance. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from our expectations due to a number of factors, including, but not limited to, the following: business disruptions caused by natural disasters, pandemics such as the COVID-19 (coronavirus) outbreak, including any variants, and the public health policy responses to the outbreak, and international conflicts or other disruptions outside of our control such as the current situation in Ukraine and Russia; most of our contracts may be terminated on short notice, and we may lose or experience delays with large client contracts or be unable to enter into new contracts; the market for our services may not grow as we expect; we may be unable to successfully develop and market new services or enter new markets; imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; any failure by us to comply with contractual, regulatory or ethical requirements under our contracts, including current or future changes to data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; failure to meet our productivity or business transformation objectives; failure to successfully invest in growth opportunities; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the expiration or inability to acquire third party licenses for technology or intellectual property; any failure by us to accurately and timely price and formulate cost estimates for contracts, or to document change orders; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; the rate at which our backlog converts to revenue; our ability to acquire, develop and implement technology necessary for our business; consolidation in the industries in which our clients operate; risks related to client or therapeutic concentration; government regulators or our customers may limit the number or scope of indications for medicines and treatments or withdraw products from the market, and government regulators may impose new regulatory requirements or may adopt new regulations affecting the biopharmaceutical industry; the risks associated with operating on a global basis, including currency or exchange rate fluctuations and legal compliance, including anti-corruption laws; risks related to changes in accounting standards; general economic conditions in the markets in which we operate, including financial market conditions, inflation, and risks related to sales to government entities; the impact of changes in tax laws and regulations; and our ability to successfully integrate, and achieve expected benefits from, our acquired businesses. For a further discussion of the risks relating to our business, see the “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be amended or updated from time to time in our subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We assume no obligation to update any such forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise.

Note on Non-GAAP Financial Measures
This release includes information based on financial measures that are not recognized under generally accepted accounting principles in the United States ("GAAP"), such as Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share, Gross Leverage Ratio, Net Leverage Ratio and Free Cash Flow. Non-GAAP financial measures are presented only as a supplement to the company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP. The company uses non-GAAP measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, the company excludes all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements, trademarks and trade names from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

The non-GAAP financial measures are not presented in accordance with GAAP. Please refer to the schedules attached to this release for reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures. Our full-year 2024 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. For the same reasons, the company is unable to address the probable significance of the unavailable information. Such items include, but are not limited to, acquisition related expenses, restructuring and related expenses, stock-based compensation and other items not reflective of the company's ongoing operations.

Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP.

IQVIAFIN

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Table 1
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(preliminary and unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2024	2023	2024	2023
Revenues	$3,814	$3,728	$7,551	$7,380
Cost of revenues, exclusive of depreciation and amortization	2,488	2,443	4,932	4,841
Selling, general and administrative expenses	509	482	1,017	995
Depreciation and amortization	269	259	533	512
Restructuring costs	28	20	43	37
Income from operations	520	524	1,026	995
Interest income	(12)	(4)	(23)	(10)
Interest expense	163	169	329	310
Other income, net	(67)	(16)	(56)	(42)
Income before income taxes and equity in earnings (losses) of unconsolidated affiliates	436	375	776	737
Income tax expense	75	81	124	152
Income before equity in earnings (losses) of unconsolidated affiliates	361	294	652	585
Equity in earnings (losses) of unconsolidated affiliates	2	3	(1)	1
Net income	$363	$297	$651	$586
Earnings per share attributable to common stockholders:
Basic	$1.99	$1.61	$3.58	$3.17
Diluted	$1.97	$1.59	$3.53	$3.12
Weighted average common shares outstanding:
Basic	182.2	184.4	182.0	185.1
Diluted	184.3	186.7	184.3	187.6

Table 2
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(preliminary and unaudited)

(in millions, except per share data)	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,545	$1,376
Trade accounts receivable and unbilled services, net	3,255	3,381
Prepaid expenses	191	141
Income taxes receivable	41	32
Investments in debt, equity and other securities	133	120
Other current assets and receivables	457	546
Total current assets	5,622	5,596
Property and equipment, net	503	523
Operating lease right-of-use assets	265	296
Investments in debt, equity and other securities	106	105
Investments in unconsolidated affiliates	181	134
Goodwill	14,477	14,567
Other identifiable intangibles, net	4,608	4,839
Deferred income taxes	158	166
Deposits and other assets, net	478	455
Total assets	$26,398	$26,681
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,313	$3,564
Unearned income	1,811	1,799
Income taxes payable	185	116
Current portion of long-term debt	1,167	718
Other current liabilities	144	294
Total current liabilities	6,620	6,491
Long-term debt, less current portion	12,091	12,955
Deferred income taxes	149	202
Operating lease liabilities	192	223
Other liabilities	632	698
Total liabilities	19,684	20,569
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital, 400.0 shares authorized as of June 30, 2024 and December 31, 2023, $0.01 par value, 258.0 shares issued and 182.3 shares outstanding as of June 30, 2024; 257.2 shares issued and 181.5 shares outstanding as of December 31, 2023	11,061	11,028
Retained earnings	5,343	4,692
Treasury stock, at cost, 75.7 and 75.7 shares as of June 30, 2024 and December 31, 2023, respectively	(8,741)	(8,741)
Accumulated other comprehensive loss	(949)	(867)
Total stockholders’ equity	6,714	6,112
Total liabilities and stockholders’ equity	$26,398	$26,681

Table 3
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(preliminary and unaudited)

	Six Months Ended June 30,
(in millions)	2024	2023
Operating activities:
Net income	$651	$586
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	533	512
Amortization of debt issuance costs and discount	11	8
Stock-based compensation	104	125
Losses (earnings) from unconsolidated affiliates	1	(1)
Gain on investments, net	(12)	(10)
Benefit from deferred income taxes	(80)	(70)
Changes in operating assets and liabilities:
Change in accounts receivable, unbilled services and unearned income	187	(134)
Change in other operating assets and liabilities	(285)	(197)
Net cash provided by operating activities	1,110	819
Investing activities:
Acquisition of property, equipment and software	(288)	(324)
Acquisition of businesses, net of cash acquired	(221)	(444)
Purchases of marketable securities, net	—	(4)
Investments in unconsolidated affiliates, net of payments received	(49)	(13)
Investments in debt and equity securities	(2)	(36)
Proceeds from sale of property, equipment and software	25	—
Other	—	3
Net cash used in investing activities	(535)	(818)
Financing activities:
Proceeds from issuance of debt	—	1,250
Payment of debt issuance costs	—	(18)
Repayment of debt and principal payments on finance leases	(86)	(77)
Proceeds from revolving credit facility	375	1,559
Repayment of revolving credit facility	(585)	(1,784)
Payments related to employee stock incentive plans	(60)	(58)
Repurchase of common stock	—	(619)
Contingent consideration and deferred purchase price payments	(10)	(71)
Net cash (used in) provided by financing activities	(366)	182
Effect of foreign currency exchange rate changes on cash	(40)	(17)
Increase in cash and cash equivalents	169	166
Cash and cash equivalents at beginning of period	1,376	1,216
Cash and cash equivalents at end of period	$1,545	$1,382

Table 4
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(preliminary and unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
Net Income	$363	$297	$651	$586
Provision for income taxes	75	81	124	152
Depreciation and amortization	269	259	533	512
Interest expense, net	151	165	306	300
(Income) loss in unconsolidated affiliates	(2)	(3)	1	(1)
Stock-based compensation	48	50	104	125
Other income, net (1)	(66)	(37)	(45)	(52)
Restructuring and related expenses (2)	39	30	61	60
Acquisition related expenses	10	22	14	33
Adjusted EBITDA	$887	$864	$1,749	$1,715

(1)    Reflects certain non-operating income items, revaluations of contingent consideration and certain non-recurring expenses.
(2)    Reflects restructuring costs as well as accelerated expenses related to lease exits.

Table 5
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
(preliminary and unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2024	2023	2024	2023
Net Income	$363	$297	$651	$586
Provision for income taxes	75	81	124	152
Purchase accounting amortization (1)	133	132	262	255
(Income) loss in unconsolidated affiliates	(2)	(3)	1	(1)
Stock-based compensation	48	50	104	125
Other income, net (2)	(66)	(37)	(45)	(52)
Restructuring and related expenses (3)	39	30	61	60
Acquisition related expenses	10	22	14	33
Adjusted Pre Tax Income	$600	$572	$1,172	$1,158
Adjusted tax expense	(113)	(118)	(217)	(242)
Adjusted Net Income	$487	$454	$955	$916

Adjusted earnings per share attributable to common stockholders:
Basic	$2.67	$2.46	$5.25	$4.95
Diluted	$2.64	$2.43	$5.18	$4.88
Weighted average common shares outstanding:
Basic	182.2	184.4	182.0	185.1
Diluted	184.3	186.7	184.3	187.6

(1)    Reflects all the amortization of acquired intangible assets.
(2)    Reflects certain non-operating income items, revaluations of contingent consideration and certain non-recurring expenses.
(3)    Reflects restructuring costs as well as accelerated expenses related to lease exits.

Table 6
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION
(preliminary and unaudited)

(in millions)	Three Months Ended June 30, 2024	Six Months Ended June 30, 2024
Net Cash provided by Operating Activities	$588	$1,110
Acquisition of property, equipment and software	(143)	(288)
Free Cash Flow	$445	$822

Table 7
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CALCULATION OF GROSS AND NET LEVERAGE RATIOS
AS OF JUNE 30, 2024
(preliminary and unaudited)

(in millions)
Gross Debt, net of Unamortized Discount and Debt Issuance Costs, as of June 30, 2024	$13,258
Net Debt as of June 30, 2024	$11,713
Adjusted EBITDA for the twelve months ended June 30, 2024	$3,603
Gross Leverage Ratio (Gross Debt/LTM Adjusted EBITDA)	3.68x
Net Leverage Ratio (Net Debt/LTM Adjusted EBITDA)	3.25x

Contacts:

Kerri Joseph, IQVIA Investor Relations (kerri.joseph@iqvia.com)
+1.610.244.3020